Lodgment Receipt

Lodgment Form ID	: 0000004196075	Receipt Number	: 202103160435T
Law Firm	: ALLEN & GLEDHILL LLP	Receipt Date/Time	: 16/03/2021 09:47:45 AM
Lodger Account	: 2	GST Registration No	: M9-0005228-Y
Lodgment Date/Time	: 16/03/2021 09:47:45 AM	Mode of Payment	: IBG
Priority No	: 377	Fax No.	: 63023082
Firm's Reference	: JYEPHS/1021001503	Email Address	: jesslyn.yep@allenandgledhill.com
Property Address	: 7 Senoko South Road, Singapore		

Instrument Details

Instrument Nature	Instrument No	Status	GST Type	Fee
L	IG/347076J	Submitted		
i) Instrument			Non Tax	i) $68.30
ii) Title			Non Tax	ii) $70.00
Sub Total				**$138.30**
Total Taxable			$0.00	
Total Non-Taxable			$138.30	
GST (7%)				**$0.00**
Grand Total Payable				**$138.30**

* In the event of unsuccessful payment, Singapore Land Authority reserves the right to take any action necessary to recover the fees together with any levy imposed by the financial institution and any costs incurred in recovering the fees.

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Description of Supporting Document

Attached Document Description
Hardcopy Supporting Documents
CT Vol 638 Fol 159 is deposited with SLA

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INLAND REVENUE AUTHORITY OF SINGAPORE

Original

Certificate of Stamp Duty

Stamp Certificate Reference	:	**102113-01LA2-1-758157121**
Stamp Certificate Issued Date	:	**02/03/2021**
Applicant's Reference	:	**JYEPHS/1021001503**
Document Reference Number	:	**2021021801058 ver. 1.0**
Document Description	:	**Lease (Ad valorem)**
Date of Document	:	**19/02/2021**

Property	:	7 SENOKO SOUTH ROAD, SINGAPORE 758071
Lessor/ Landlord	:	JURONG TOWN CORPORATION (UEN-OTHERS - T08GB0025A)
Lessee/ Tenant	:	KONG HWEE IRON WORKS & CONSTRUCTION PTE. LTD. (UEN-LOCAL CO - 198802515Z)
Stamp Duty	:	S$ 6,862.00
Total Amount	:	**S$ 6,862.00**

To confirm if this Stamp Certificate is genuine, you may do an authenticity check at https://estamping.iras.gov.sg.

For Official Use Only		
Instrument No.	IG/347076J	
Version No.		Based On 0.02
Registered By		
Registered On		

THE LAND TITLES ACT

LEASE

DESCRIPTION OF LAND

Title			Lot No	Extent	Property Address
Type	Vol	Fol			
CT	638	159	MK13-2577L	Whole	7 Senoko South Road Singapore 758071

LESSOR

ID / Co Regn No :	T08GB0025A
Name :	JURONG TOWN CORPORATION
Citizenship / Place of Incorporation :	SINGAPORE
Address (within Singapore for service of notice) :	8 Jurong Town Hall Road The JTC Summit Singapore 609434

HEREBY LEASES the registered estate or interest in the land to

LESSEE

ID / Co Regn No :	198802515Z
Name :	KONG HWEE IRON WORKS & CONSTRUCTION PTE. LTD.
Citizenship / Place of Incorporation :	SINGAPORE
Address (within Singapore for service of notice) :	7 Senoko South Road Singapore 758071

TERM OF LEASE

Term of Lease :	30 years
Commencement Date :	01/03/2021
Annual Rent :	$229,410.00 (at $22.50 per square metre per annum) from the Commencement Date to 28 February 2022, payable, and revised every year, in the manner stipulated in clause (a) of the Covenants and Conditions hereinafter appearing.

IMPORTANT NOTICE

The information contained in this instrument forms part of the public records available for inspection and search by members of the public upon payment of a fee. The information is collected and used for the purpose of maintaining the land register pursuant to the Land Titles Act.

Subject to the following prior encumbrances

PRIOR ENCUMBRANCES

* Nil

COVENANTS AND CONDITIONS

* (a) The Lessee shall pay the annual rent in the manner set out below -

(i) the annual rent is payable by equal monthly instalments on the first day of each month (i.e. first of January, February, March, etc.) of every year of the Term without any deductions and in advance without demand at the office of the Lessor or such other office as the Lessor may designate;

(ii) the annual rent shall be based on an area of 10,196.00 square metres (although the final survey area is 10,193.60 square metres) and the rent shall be subject to revision on 1 March 2022 and on 1 March of every year thereafter ("Respective Revision Dates") be subject to an annual fixed rental increase of 4% over the annual rent for each immediately preceding year; and

(iii) the market rent referred to in (a)(ii) above shall mean the rent per square metre per annum of the land excluding the buildings and other structures thereon and shall be determined by the Lessor on or about the Respective Revision Dates (and payable retrospectively with effect from the Respective Revision Dates, if determined after such dates), and the decision of the Lessor shall be final.

(b) The Lessee shall further comply with -

(i) the covenants, conditions and powers implied by law in instruments of lease;

(ii) the covenants and conditions set forth in the Memorandum of Lease I/30809F filed in the Singapore Land Authority; and

(iii) the terms and conditions set forth in the Instrument of Lease No. IA/309618V (including all variations thereto), with the exception of the covenant for the renewal of lease in the said Instrument of Lease.

DATE OF INSTRUMENT : 19 FEB 2021

IMPORTANT NOTICE
The information contained in this instrument forms part of the public records available for inspection and search by members of the public upon payment of a fee. The information is collected and used for the purpose of maintaining the land register pursuant to the Land Titles Act.

EXECUTION BY LESSOR

The Common Seal of JURONG TOWN CORPORATION was hereunto affixed in the presence of:-

Signature :

Director (Urban Solutions & Construction Cluster) - Lim Junwei

EXECUTION BY LESSEE

The Common Seal of KONG HWEE IRON WORKS & CONSTRUCTION PTE. LTD. was hereunto affixed in the presence of:-

Signature :

Director - Name: NG LOK KAI (MR)

Signature :

Director/Secretary - Name: NGE CHWEE PENG (MS)

IMPORTANT NOTICE
The information contained in this instrument forms part of the public records available for inspection and search by members of the public upon payment of a fee. The information is collected and used for the purpose of maintaining the land register pursuant to the Land Titles Act.

CERTIFICATE PURSUANT TO THE RESIDENTIAL PROPERTY ACT

I, solicitor for the LESSEE, hereby certify that I have verified the following information:

Place of Incorporation and registration number

Name of Solicitor : LYN WEE SOON LI

Signature : ____________________

I, the solicitor acting for the LESSEE, hereby certify that the within land/premises is NOT a residential property (as defined in the Residential Property Act), and that approval under the said Act is not required for the purchase, acquisition or retention of the within land/premises.

Name of Solicitor : LYN WEE SOON LI

Signature : ____________________

SIMILAR INTEREST CONFIRMATION

I, solicitor for ____________________ hereby confirm that the interest of ____________________ is similar to that in Caveat ____________

Name of Solicitor : ____________________

Signature : ____________________

IMPORTANT NOTICE

The information contained in this instrument forms part of the public records available for inspection and search by members of the public upon payment of a fee. The information is collected and used for the purpose of maintaining the land register pursuant to the Land Titles Act.

CERTIFICATE OF CORRECTNESS

I, a duly authorised officer of the Jurong Town Corporation as at the date of this instrument under the Jurong Town Corporation Act, for and on behalf of the LESSOR hereby certify that this instrument is correct for the purposes of the Land Titles Act.

Name of Duly Authorised Officer : Mohamad Hafiz Bin Sayuti

Signature :

CERTIFICATE OF CORRECTNESS

I, solicitor for the LESSEE hereby certify that this instrument is correct for the purposes of the Land Titles Act and that I hold a practising certificate which is in force as at the date of the instrument.

Name of Solicitor : LYN WEE SOON LI

Signature :

CASE FILE / STAMP DUTY CERTIFICATE REFERENCE

Law firm case file reference :	MLM-CMA-0004493/A20074/tmh
Stamp Duty Certificate reference :	102113-01LA2-1-758157121

ML I/30809F

OFFICE USE ONLY

THE LAND TITLES ACT

(CHAPTER 157)

	$	

M E M O R A N D U M

To the Registrar of Titles

On behalf of THE **JURONG TOWN CORPORATION**, a body corporate incorporated under the Jurong Town Corporation Act and having its office at Jurong Town Hall, Jurong Town Hall Road, Singapore, the Registered proprietor.

I, **GLORIA ONG SIEW CHOO**, certify that this memorandum (comprising seven pages), contains the provisions which are deemed to be incorporated in any instrument in which the abovementioned corporation is named as a lessor and such instrument has reference to this memorandum.

Signature
Authorised Officer

LODGED BY :

Jurong Town Corporation
Jurong Town Hall
Jurong Town Hall Road
Singapore 2260

Filed in the REGISTRY OF TITLES

ON 26TH JUNE, 1990

REGISTRAR OF TITLES

7373c

SPECIAL COVENANTS AND CONDITIONS

1 The Lessee hereby covenants with the Lessor as follows :-

(i) To pay the yearly rent hereinbefore reserved on the days and in the manner appearing in the reddendum.

(ii) To pay unto the Lessor on demand by way of additional rent a sum equal to all such sums as the Lessor may from time to time pay for insuring and keeping insured the demised premises against loss or damage by fire in case the Lessee shall make default in insuring and keeping insured the demised premises pursuant to the covenant in that behalf hereinafter contained PROVIDED ALWAYS THAT nothing herein shall render it obligatory on the part of the Lessor to insure and keep insured the demised premises or any part thereof.

(iii) To pay all rates taxes assessments and outgoings whatsoever which now are or which at any time hereafter during the said term may be imposed or charged upon or in respect of the demised premises or any part thereof.

(iv) To repair and keep in tenantable repair the demised premises and every part thereof throughout the said term.

(v) To pay a reasonable proportion of the expense of constructing repairing rebuilding and cleansing all party walls fences sewers drains pipes water-courses and other things the use of which is common to the demised premises and the occupiers of any adjoining or neighbouring premises and such proportion in the case of a dispute shall be conclusively determined by the Lessor's surveyor for the time being.

(vi) To permit the Lessor and his surveyors or agents with or without workmen or others during the said term at reasonable times in the day-time to enter upon the demised premises and every part thereof to examine the state and condition of the same and of defects decays and wants of reparations and of all breaches of covenant there found and the Lessor may thereupon serve on the Lessee notice in writing by leaving the same at or on the demised premises to or for the Lessee to make good the same within such reasonable time as specified in such notice.

(vii) To perform and observe all the obligations which the Lessor of the demised premises may be liable to perform or observe during the term hereby created by any direction or requirement of any governmental or statutory authority and if the Lessee shall fail to observe or perform this covenant the Lessor may in its absolute discretion perform the same and all expenses and costs incurred thereby shall be recoverable from the Lessee as a debt PROVIDED ALWAYS THAT the Lessor shall not be liable to the Lessee for any loss damage or inconvenience caused thereby.

(viii) Not to make or cause to be made any addition or alteration affecting the elevation external structure or stability of the demised premises or any part thereof without the prior written consent of the Lessor and the relevant governmental and statutory authorities PROVIDED THAT on the granting of such consent and without prejudice to other terms and conditions which may be imposed the Lessee shall give to the Lessor security that the proposed addition alteration or rebuilding will in fact be carried out within a reasonable time.

(ix) Forthwith to insure and keep insured the demised premises against loss or damage by fire to the full value thereof with a well established insurance company approved by the Lessor and to make all payments necessary for that purpose within seven days after the same shall become payable and upon reasonable notice to produce to the Lessor the policy or policies of such insurance and the receipts for all such payments.

(x) As often as the demised premises or any part thereof shall be destroyed or damaged as aforesaid forthwith to cause all monies received by virtue of such insurance to be laid out in rebuilding and reinstating the same in accordance with the plans and specifications approved by the Lessor and in accordance with the existing laws, bye-laws, regulations and planning schemes of every relevant governmental and statutory authority prevailing at the time, and in case the monies so received shall be insufficient for that purpose then to make up the deficiency out of his own monies PROVIDED THAT the rebuilding and reinstatement shall in any event commence and be completed within the period specified by the Lessor.

(xi) Not to demise assign mortgage let sublet or underlet or grant a licence or part with or share the possession or occupation of the demised premises in whole or in part without first obtaining the consent of the Lessor in writing. The restrictions contained in Section 17 of the Conveyancing and Law of Property Act (Chapter 61) shall not apply. In addition, the Lessor may in its absolute discretion in giving the consent require, inter alia, that the fixed investment criteria be met and due proof thereof be shown within such period of time as the Lessor may stipulate, and in the event of the non-observance thereof, the Lessor shall be entitled to exercise its rights under Clause 3(c) herein.

(xii) Within six months of the devolution of the interest of the Lessee not perfected by an assent to give notice thereof in writing with particulars thereof to the Lessor and produce to the Lessor such documentary evidence as may be required by the Lessor.

(xiii) Not to use the demised premises or any part thereof for any illegal or immoral purpose and not to do or permit or suffer to be done upon the demised premises anything which in the opinion of the Lessor may be or become a nuisance annoyance or cause damage or inconvenience to the Lessor or his lessees or the occupiers of any adjoining or neighbouring premises or whereby any insurance for the time being effected on the demised premises may be rendered void or voidable or be in any way affected.

(xiv) Not without the prior consent in writing of the Lessor to affix or exhibit or erect or paint or permit or suffer to be affixed or exhibited or erected or painted on or upon any part of the exterior of the demised premises or of the external rails or fences thereof any nameplate signboard plăcard poster or other advertisement or hoarding.

(xv) To make reasonable provision against and be responsible for all loss injury or damage to any person or property including that of the Lessor for which the Lessee may be held liable arising out of or in connection with the occupation and use of the demised premises and to indemnify the Lessor against all proceedings claims costs and expenses which he may incur or for which he may be held liable as a result of any act neglect or default of the Lessee his servants contractors sub-contractors or agents.

(xvi) To pay interest at the rate of 8.5% per annum or such higher rate as may be determined from time to time by the Lessor in respect of any arrears of rent or other outstanding sums due and payable under this Lease from the due dates thereof until payment in full is received by the Lessor.

(xvii) At the termination, by expiry or otherwise, of the term hereby created, to yield up the demised premises to the Lessor in tenantable repair in accordance with the Lessee's covenants herein contained PROVIDED THAT, if so required by the Lessor and upon notice thereof, the Lessee shall remove the fixtures and fittings, or any part thereof, as may be specified by the Lessor and reinstate the demised premises to the satisfaction of the Lessor and if the Lessee shall fail to observe or perform this covenant the Lessor shall execute such works and recover the costs thereof from the Lessee as a debt.

(xviii) To make good and sufficient provision for the safe and efficient disposal of all waste including but not limited to pollutants to the requirements and satisfaction of the Lessor PROVIDED THAT in the event of default by the Lessee under this covenant the Lessor may carry out such remedial measures as he thinks necessary and all costs and expenses incurred thereby shall forthwith be recoverable from the Lessee as a debt.

(xix) Not to do or omit or suffer to be done or omitted any act matter or thing in or on the demised premises in respect of the operations business, trade or industry carried out or conducted therein which shall contravene the provisions of any laws, bye-laws, orders, rules or regulations now or hereafter affecting the same but at his own cost and expense to comply with all such provisions and at all times hereafter to indemnify and keep indemnified the Lessor against all actions, proceedings, costs, expenses, claims, fines, losses, penalties and demands in respect of any act matter or thing done or omitted to be done in contravention of the said provisions.

(xx) To pay all costs disbursements fees and charges legal or otherwise including stamp and registration fees in connection with the preparation stamping and issue of this Lease and any prior accompanying or future documents or deeds supplementary collateral or in any way relating to this Lease.

(xxi) To pay all costs and fees legal or otherwise including costs as between solicitor and client in connection with the enforcement of the covenants and conditions herein.

(xxii) To pay to the Lessor all survey fees and other charges including those payable to and claimed by the relevant Government Planning Authorities and other relevant governmental and statutory authorities for the survey of the demised premises for the purpose of sub-division of the land of which the demised premises forms part and issue of this Lease and a Certificate of Title PROVIDED THAT the Lessor shall have the right to employ his own surveyor to carry out the said survey in which event the Lessee shall bear all costs thereby incurred.

(xxiii) At his own cost to take such steps and execute such works upon the demised premises as may be necessary for the protection of shores and embankments if any and for the prevention of earthslip erosion of soil and failure of slopes expeditiously in a workmanlike manner and to the satisfaction of the Lessor.

(xxiv) To construct an internal drainage system within the demised premises to the satisfaction of the Lessor to ensure that all surface water collected thereon is discharged into the public drains.

(xxv) Not to effect a change of name except with the prior consent in writing of the Lessor PROVIDED THAT on every change of name the Lessee shall pay to the Lessor a fee to be specified by the Lessor in relation to such consent.

(xxvi) To perform and observe the covenants on the Lessor's part contained in the Head Lease made between the President of the Republic of Singapore and the Lessor so far as they are not varied herein and to keep the Lessor indemnified against all claims damages costs and expenses in any way relating thereto.

(xxvii) To maintain the demised premises and every part thereof in a neat and tidy condition, and forthwith to comply with the Lessor's direction to remove and clear any materials, goods or articles of whatever nature and description from the demised premises or such part thereof as may be stipulated in writing by the Lessor.

(xxviii) At his own cost to plant and maintain trees and landscape the demised premises in accordance with all the requirements of the Parks and Recreation Department, Ministry of National Development and other relevant governmental and statutory authorities.

(xxix) Not to install or use any electrical installation, machine or apparatus that may cause or causes heavy power surge, high frequency voltage and current, air borne noise, vibration or any electrical or mechanical interference or disturbance whatsoever which may prevent or prevents in any way the service or use of any communication system or affects the operation of other equipment, installations, machinery, apparatus or plants of other Lessees in connection therewith, to allow the Lessor or any authorised person to inspect at all reasonable times, such installation, machine or apparatus in the demised premises to determine the source of the interference or disturbance and thereupon, to take suitable measures, at the Lessee's own expense, to eliminate or reduce such interference or disturbance to the Lessor's satisfaction, if it is found by the Lessor or such authorised person that the Lessee's electrical installation, machine or apparatus is causing or contributing to the said interference or disturbance.

(xxx) To indemnify the Lessor against each and every claim, proceeding, action, loss, penalty, damage, expense, cost and demand which may arise in connection with clause (xxix) above.

(xxxi) At the Lessee's own cost to execute such works as may be necessary to divert existing utility services such as pipes, cables and the like (if any) to the requirements and satisfaction of the Lessor and other relevant governmental and statutory authorities.

(xxxii) Subject to that clause in the Special Covenants and Conditions of this Lease which stipulates the specific use the Lessor permits for the demised premises, the Lessee shall use and shall ensure that at least sixty per centum (60%) of the total floor area of the demised premises shall be used for purely industrial activities, and may use the remaining floor area for ancillary stores and offices, neutral areas, communal facilities and such other uses as may be approved in writing by the Lessor and the relevant governmental and statutory authorities PROVIDED THAT the said ancillary offices shall not exceed twenty-five per centum (25%) of the total floor area AND PROVIDED FURTHER THAT the Lessee shall not use and occupy the demised premises for the purpose of commercial office and storage unrelated to the Lessee's approved industrial activity.

(xxxiii) If the Lessee shall at any time be found to have encroached upon any area beyond the boundaries of the demised premises, the Lessee shall at his own cost and expenses, but without prejudice to any other right or remedy the Lessor may have against him, immediately or within the time specified (if any) by the Lessor rectify and remove the encroachment to the satisfaction of the Lessor and pay to the Lessor such compensation as may be specified by the Lessor. If, however, the Lessor in his absolute discretion permits the Lessee to regularise and retain the encroached area or any part thereof upon such terms and conditions as may be stipulated by the Lessor and any other relevant governmental and statutory authorities, the Lessee shall pay land rent on the encroached area with retrospective effect from the date of commencement of the term hereby created, and the Lessee shall also pay all survey fees, amalgamation fees, legal fees (including solicitor and client costs and expense), and all other costs and charges relating thereto.

(xxxiv) If any damage of whatsoever nature or description shall at any time occur or be caused to the demised premises or any part thereof, to forthwith give to the Lessor written notice of the damage and to remedy the damage to the satisfaction of the Lessor within such time as the Lessor may specify, all at the cost of the Lessee.

(xxxv) Not to keep or permit to be used or stored in the demised premises or any part thereof any materials of a dangerous or explosive nature without the prior consent in writing of the Lessor and to keep the Lessor indemnified against all damages claims and action caused by the use of storage of such materials whether or not the same is done with the consent of the Lessor.

2 The Lessor hereby covenants with the Lessee that the Lessee paying the rent hereinbefore reserved and performing and observing the covenants conditions and agreements on the part of the Lessee hereinbefore contained shall peaceably hold and enjoy the demised premises during the term hereby granted without any interruption of or by the Lessor or any person lawfully claiming through under or in trust for him.

3 PROVIDED ALWAYS and it is hereby agreed between the parties as follows :-

(a). That no estate or interest in the soil of the road and footpath adjacent to the demised premises is or shall be deemed to be included in the demise hereinbefore contained.

(b) That the Lessee shall not be entitled to any right of access of light or air to the demised premises or any part thereof, which would restrict or interfere with the user of any adjoining or neighbouring land for building or any other purpose.

(c) That if the said rent hereby reserved or any part thereof shall be unpaid for fourteen days after becoming payable (whether the same shall have been formally demanded or not) or if any of the covenants or obligations on the part of the Lessee herein contained shall not be performed or observed or if any charging order made in respect of the demised premises shall be enforced by sale or by entry into possession without the written consent of the Lessor having first been obtained (Section 17 of the Conveyancing and Law of Property Act shall also not apply in such event) by the Lessee or by the person in whose favour the charging order shall have been made, then and in any such case it shall be lawful for the Lessor or any person or persons authorised by him in that behalf at any time thereafter to re-enter upon the demised premises or any part thereof in the name of the whole and thereupon the term hereby created shall absolutely determine but without prejudice to any right of action or remedy of the Lessor in respect of any breach of any of the covenants or conditions by the Lessee herein contained PROVIDED THAT if the demised premises have been assigned by way of mortgage the provisions of this clause shall not take effect until the Lessor has served upon the mortgagee a notice in writing that such breach has occurred and the mortgagee has failed to remedy such breach.

4 In this Lease where the context so requires or permits, words importing the singular number or the masculine gender include the plural number or the feminine gender and words importing persons include corporation and vice versa, the expression "the Lessor" shall include its successors-in-title and assigns, the expression "the Lessee" shall include its successors-in-title and permitted assigns (if any), where there are two or more persons included in the expression "the Lessee" covenants expressed to be made by "the Lessee" shall be deemed to be made by such persons jointly and severally, and except where otherwise provided the expression "the demised premises" shall mean the land hereby demised and all buildings, structures, fixtures and fittings therein.

BELOW THIS LINE FOR OFFICE USE ONLY

Special Remarks	Endorsing Instruction First Schedule: Second Schedule:	
EXAMINED Date:		REGISTERED ON
	Initials of Signing Officer	REGISTRAR OF TITLES